Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Scorpio Tankers Inc. of our report dated March 20, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Scorpio Tankers Inc.’s Annual Report on Form 20-F for the year ended December 31, 2018.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Audit

Marseille, France
March 22, 2019